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                                                                  EXHIBIT (d)(2)


                                 E-HARMON FUNDS
                            E-HARMON NET30 INDEX FUND
                               ADVISORY AGREEMENT

         Agreement made this ___ day of , 2000, between e-harmon Funds (the "Trust") on behalf of the e-harmon Net30 Index Fund (the "Fund"), and e-harmon Capital Management LLC, a Delaware limited liability company (the "Adviser").

                               W I T N E S S E T H

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Fund is a series or portfolio of the Trust; and

         WHEREAS, the Trust desires to retain the Adviser to render or contract to obtain as hereinafter provided investment advisory services to the Fund and the Trust also desires to avail itself of the facilities available to the Adviser to oversee the administration of its day to day business affairs, and the Adviser is willing to render such investment advisory and administrative services;

         NOW, THEREFORE, the parties agree as follows:

         1. The Trust hereby appoints the Adviser to act as investment adviser to the Trust and to oversee the administration of its business affairs for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

         2. Subject to the supervision of the Board of Trustees of the Trust, the Adviser shall oversee the administration of the Fund's business affairs and, in connection therewith, shall furnish the Fund with office facilities and with clerical, bookkeeping and recordkeeping services at such office facilities and, subject to Section 1 hereof, the Adviser shall manage the investment operations of the Trust and the composition of the Fund's portfolio, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objective, policies and restrictions as stated in the Prospectus (hereinafter defined) and subject to the following understandings:

                  (a) The Adviser shall provide supervision of the Fund's investments and determine from time to time what investments or securities will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested as cash.

                  (b) The Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Declaration of Trust and By-Laws of the Trust and the Prospectus (hereinafter defined) of the Fund and with the instructions and



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         directions of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

                  (c) The Adviser shall determine the securities and futures contracts to be purchased or sold by the Fund and will place orders pursuant to its determinations with or through such persons, brokers, dealers or futures commission merchants (including but not limited to an affiliate of the Adviser) in conformity with the policy with respect to brokerage as set forth in the Trust's Registration Statement and the Fund's Prospectus (hereinafter defined) or as the Board of Trustees may direct from time to time. In providing the Fund with investment supervision, it is recognized that the Adviser will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Adviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which other clients of the Adviser may be a party. [It is understood that __________________________________ may be used as principal broker for securities transactions but that no formula has been adopted for allocation of the Fund's investment transaction business.] It is also understood that it is desirable for the Trust that the Adviser have access to supplemental investment and market research and security and economic analysis provided by brokers or futures commission merchants and that such brokers may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers or futures commission merchants on the basis of seeking the most favorable price and efficient execution. Therefore, the Adviser is authorized to pay higher brokerage commissions for the purchase and sale of securities and futures contracts for the Fund to brokers or futures commission merchants who provide such research and analysis, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such broker or futures commission merchant may be useful to the Adviser in connection with its services to other clients.

                  On occasions when the Adviser deems the purchase or sale of a security or a futures contract to be in the best interest of the Fund as well as other clients of the Adviser, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

                  (d) The Adviser shall maintain all books and records with respect to the Fund's portfolio transactions and shall render to the Trust's Board of Trustees such periodic and special reports as the Board may reasonably request. The Adviser may delegate this responsibility to another entity.



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                  (e) The Adviser shall be responsible for the financial and accounting records to be maintained by the Fund (including those being maintained by the Trust's Custodian).

                  (f) The Adviser shall provide the Trust's Custodian on each business day with information relating to all transactions concerning the Fund's assets.

                  (g) The investment management services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

         3. The Trust has delivered to the Adviser copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

                  (a) Agreement and Declaration of Trust, as registered pursuant to a Certificate of Business Trust filed with the Secretary of State of Delaware (such a Declaration of Trust, as in effect on the date hereof and as amended from time to time, is herein called the "Declaration of Trust");

                  (b) By-Laws of the Trust (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");

                  (c) Resolutions of the Board of Trustees of the Trust authorizing the appointment of the Adviser and approving the form of this agreement;

                  (d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-IA (the Registration Statement), as filed with the Securities and Exchange Commission (the Commission) relating to the Trust and its shares of beneficial interest and all amendments thereto;

                  (e) Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission and all amendments thereto; and

                  (f) Prospectus of the Fund (such Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus").

         4. The Adviser shall authorize and permit any of its officers and employees who may be elected as trustees or officers of the Trust to serve in the capacities in which they are elected. All services to be furnished by the Adviser under this Agreement may be furnished through the medium of any such officers or employees of the Adviser.

         5. The Adviser shall keep the Trust's books and records required to be maintained by it pursuant to paragraph 2 hereof, including all books and records prescribed by Rule 31a-1 under the 1940 Act other than those books and records maintained by the Trust or its other service providers. The Adviser agrees that all records that it maintains for the Trust are the property of the Trust and it will surrender promptly to the Trust any such records upon the



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Trust's request, provided however that the Adviser may retain a copy of such records. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by the Adviser pursuant to Paragraph 2 hereof.

         6. During the term of this Agreement, the Adviser shall pay the following expenses:

                  (a) the salaries and expenses of all personnel of the Trust and the Adviser except the fees and expenses of trustees who are not affiliated persons of the Adviser, and

                  (b) all expenses incurred by the Adviser or by the Fund in connection with managing the ordinary course of the Fund's business other than those assumed by the Fund herein.

         The Fund assumes and will pay the expenses described below:

                  (a) the fees and expenses incurred by the Fund in connection with the management of the investment and reinvestment of the Fund's assets,

                  (b) the fees and expenses of trustees who are not affiliated persons of the Adviser,

                  (c) the fees and expenses of the Custodian that relate to (i) the custodial function and the recordkeeping connected therewith, (ii) preparing and maintaining the general accounting records of the Fund and the providing of any such records to the Adviser useful to the Adviser in connection with the Adviser's responsibility for the accounting records of the Fund pursuant to Section 31 of the 1940 Act and the rules promulgated thereunder, (iii) the pricing of the shares of the Fund, including the cost of any pricing service or services which may be retained pursuant to the authorization of the Board of Trustees of the Trust, and (iv) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Fund's securities,

                  (d) the fees and expenses of the Trust's Transfer Agent that relate to the maintenance of each shareholder account,

                  (e) the fees and expenses of the Trust's Administrator,

                  (f) the charges and expenses of legal Counsel and independent accountants for the Trust,

                  (g) brokers' commissions and any issue or transfer taxes chargeable to the Fund in connection with its securities and futures transactions,

                  (h) all taxes and corporate fees payable by the Fund to federal, state or other governmental agencies,

                  (i) the fees of any trade associations of which the Trust may be a member,



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                  (j) the cost of share certificates representing, and/or
         non-negotiable share deposit receipts evidencing, shares of the Fund,

                  (k) the cost of fidelity, trustees and officers and errors and omissions insurance,

                  (l) the fees and expenses involved in registering and maintaining registration of the Trust and of its shares with the Securities and Exchange Commission, registering the Trust as a broker or dealer and paying notice filings under state securities laws, including the preparation and printing of the Trust's registration statements, prospectuses and statements of additional information for filing under federal and state securities laws for such purposes,

                  (m) allocable communications expenses with respect to investor services and expenses of shareholders' and trustees' meetings and of preparing, printing and mailing reports to shareholders in the amount necessary for distribution to the shareholders,

                  (n) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business, and

                  (o) any expenses assumed by the Fund pursuant to a Plan of Distribution adopted in conformity with Rule 12b-1 under the 1940 Act.

         7. For the services provided and the expenses assumed pursuant to this Agreement, the Fund will pay to the Adviser as full compensation therefor a fee at an annual rate of .40% of the Fund's average daily net assets. This fee will be computed daily and will be paid to the Adviser monthly. Any reduction in the fee payable and any payment by the Adviser to the Fund pursuant to paragraph 7 shall be made monthly. Any such reductions or payments are subject to readjustment during the year.

         8. The Adviser shall not be liable for any error of judgment or for any loss suffered by the Trust or the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in
Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         9. The Adviser may voluntarily reduce any portion of the compensation or reimbursement of expenses due it pursuant to this Agreement and may agree to make payments to limit expenses that are the responsibility of the Fund under this Agreement. Any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to Adviser hereunder or to continue future payments. Any such reduction will be agreed upon prior to accrual of the related expense or fee and will be estimated daily. Any fee withheld shall be voluntarily reduced and any Fund expense paid by the Adviser voluntarily or pursuant to an



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agreed expense limitation shall be reimbursed by the Fund to the Adviser in the first, second, or third (or any combination thereof) fiscal year next succeeding the fiscal year of the withholding, reduction, or payment to the extent permitted by applicable law if the aggregate expenses for the next succeeding fiscal year, second fiscal year of third succeeding fiscal year do not exceed any limitation to with the Adviser has agreed.

         10. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Adviser at any time, without the payment of any penalty, on not more than 60 days' or less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

         11. Nothing in this Agreement shall limit or restrict the right of any officer or employee of the Adviser who may also be a trustee, officer or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the right of the Adviser to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

         12. Except as otherwise provided herein or authorized by the Board of Trustees of the Trust from time to time, the Adviser shall for all purposes herein be deemed to be an independent contractor and shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         13. This Agreement may be amended by mutual consent, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.

         14. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Adviser at 400 Montgomery Street, 3rd Floor, San Francisco, California 94104, Attention: President; or (2) to the Trust at 400 Montgomery Street, 3rd Floor, San Francisco, California 94104, Attention:
President.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         16. The Trust may use the name "e-harmon Funds" or any name including the word "e-harmon" or "Harmon" only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the Adviser's business as Adviser or any extension, renewal or amendment thereof remain in effect. At such time as such an agreement shall no longer be in effect, the Trust will (to the extent that it lawfully can) cease to use such a name or any other name indicating that it is advised by, managed by or otherwise connected with the Adviser, or



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any organization which shall have so succeeded to such businesses. In no event shall the Trust use the name "e-harmon Funds" or any name including the word "e-harmon" or "Harmon" if the Adviser's function is transferred or assigned to a company of which e-harmon.com, Inc. does not have control. In addition, these same provisions apply to the use of the name "Net30 Index."

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                       e-harmon Funds

                                       By:
                                          --------------------------------------
                                       Joseph N. Van Remortel
                                       President


                                       e-harmon Capital Management LLC

                                       By:
                                          --------------------------------------
                                       James Hartmann
                                       President



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